                               STOCK PURCHASE AGREEMENT

     THIS AGREEMENT is made as of the 30th day of September 1997 by and among Tipperary Corporation, a Texas corporation ("Seller), Milmac Operating Company, an Oklahoma corporation ("Purchaser"), and James A. McAuley, an individual and director, officer and principal shareholder of Purchaser ("McAuley").

                                EXPLANATORY STATEMENT

     A. Seller is the sole shareholder of Monroe Fractionating, Inc., an Alabama corporation ("Monroe"), and Claiborne Gas, Inc., an Alabama corporation ("Claiborne"). Monroe and Claiborne together shall be referred to as the "Subsidiaries." Each of Subsidiaries has issued 100 shares of its $.01 par value common stock, which is all of the issued and outstanding capital stock of Subsidiaries. The foregoing 200 shares of common stock (100 shares issued by Monroe plus 100 shares issued by Claiborne) shall be referred to as the "Shares."

     B. Seller formed Subsidiaries in 1996 for the exclusive purpose of holding its interests in two limited liability companies, Frisco City Fractionating LLC, a Utah limited liability company ("Frisco City"), and D-GAS LLC, an Alabama limited liability company ("D-GAS"). The business of Frisco City and D-GAS at all times has related to the construction and operation of a natural gas liquids fractionating plant (the "Plant") in Monroe County, Alabama. D-GAS is the owner of the Plant, and Frisco City is a member of D-GAS. Since October 1996, Purchaser has been the operator of the Plant pursuant to that certain Plant Operating Agreement, dated October 31, 1996, between Purchaser and D-GAS.

     C. In 1996, in exchange for the foregoing 100 shares of common stock of Monroe, Seller assigned and transferred all of its interests in Frisco City to Monroe. Monroe became a substituted member of Frisco City. In addition to its interests as a member of Frisco City, Tipperary assigned and transferred to Monroe all other rights and obligations of Tipperary associated with Frisco City, including but not limited to certain security interests (the "Security Interests") and the "60% Loan," both set forth in that certain Agreement dated May 14, 1996 (the "May 1996 Agreement") among all of the members of Frisco City, and contractual rights and obligations. Immediately prior to the execution of this Agreement Seller assigned the 60% Loan to Purchaser.

     D. In 1996, in exchange for the foregoing 100 shares of common stock of Claiborne, Seller assigned and transferred all of its interests in D-GAS to Claiborne. Claiborne became a substituted member of D-GAS. In addition to its interests as a member of D-GAS, Tipperary assigned and transferred to Claiborne all other rights and obligations of Tipperary associated with D-GAS, including but not limited to certain contractual rights and obligations.

     E. Purchaser desires to purchase and Seller desires to sell the Shares subject to the terms and conditions set forth below.

                                      AGREEMENT

     1.   PURCHASE AND SALE OF THE SHARES.

          1.1. PURCHASE AND SALE. On the terms set forth in this Agreement, at the Closing (as defined below), Seller shall sell and assign to Purchaser, and Purchaser shall purchase from Seller, the Shares.

          1.2. PURCHASE PRICE; TRANSFER OF SECURITIES.

               1.2.1. The entire and aggregate purchase price for the Shares, which shall be paid at the Closing, shall be One Million Eight Hundred Thousand Dollars ($1,800,000) (the "Purchase Price") in immediately available funds. At the Closing, the Purchase Price shall be deposited by wire transfer into an account designated by Seller.

               1.2.2. Seller shall deliver to Purchaser at the Closing, concurrently with the payment of the Purchase Price, stock certificates representing the Shares, with appropriate legends indicating that the Shares have not been registered under the securities laws, duly endorsed.

               1.2.3. Upon Closing, (a) Seller shall transfer its records of and relating to Monroe and Claiborne (including any records relating to D-GAS); and (b) the officers and directors of Subsidiaries shall tender their resignations effective as of the transfer of the Shares.

               1.2.4. Purchaser shall cause the arbitration action filed on July 25, 1997 with the American Arbitration Association, No. 77 168 00169 97, captioned MILMAC OPERATING COMPANY V. TIPPERARY CORPORATION, to be dismissed promptly, but in no event later than three business days, with prejudice following execution of this Agreement, each party to bear its own costs and expenses.

     2. CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the law offices of Jones & Keller, P.C. simultaneously with the execution of this Agreement.

     3.   REPRESENTATIONS AND WARRANTIES.

          3.1. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

               3.1.1. OWNERSHIP OF THE SHARES. Seller is the sole and exclusive record and beneficial owner of the Shares and owns the Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind. Seller has the sole right to sell and assign the Shares to Purchaser in accordance with the terms of this Agreement. The ownership and issued and outstanding stock of Subsidiaries is as stated in Paragraph A of the Explanatory Statement above. The Shares are fully paid and non-assessable.

               3.1.2. DUE ORGANIZATION; GOOD STANDING; AUTHORITY. Seller is duly organized and in good standing under the laws of the State of Texas. Each of Subsidiaries is a corporation duly organized and in good standing under the laws of the State of Alabama. Seller has provided to Purchaser a true and correct copy of each of Monroe's and Claiborne's respective Articles of Incorporation and Bylaws.

               3.1.3. VALIDITY OF AGREEMENT. Seller has the legal capacity and authority to enter into this Agreement. All necessary action of the Board of Directors and shareholders of the Seller, Monroe and Claiborne in authorizing and entering into this Agreement have been taken. This Agreement is a valid and legally binding obligation of Seller and is fully enforceable against Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

               3.1.4. OPTIONS, WARRANTS AND OTHER RIGHTS AND AGREEMENTS AFFECTING THE SHARES. There are no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities, except for the Shares, or any commitments, agreements, arrangements or understandings of any kind or nature obligating either of Subsidiaries to issue any capital stock or other securities.

               3.1.5. AGREEMENT NOT IN CONFLICT. To the best of Seller's knowledge, the execution, acknowledgment, sealing, delivery, and performance of this Agreement by Seller and the consummation of the transactions as provided by this Agreement will not (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute, ordinance, rule or regulation (collectively referred to as "Laws") of any government or any agency, bureau, commission or instrumentality of any government ("collectively referred to as "Governmental Authorities"), or (ii) any judgment, injunction or order of any court or Governmental Authorities by which Seller or Subsidiaries are bound;
(b) conflict with or result in the breach of any of Seller's or Subsidiaries' obligations under, (i) any contract or agreement to which Seller or either of Subsidiaries is a party or by which Seller or Subsidiaries are bound other than possible claims of members of D-GAS and Frisco City, of which Purchaser is indemnifying Seller pursuant to a separate agreement of even date herewith, or
(ii) any judgment, injunction or order of any court or Governmental Authorities by which Seller or Subsidiaries are bound. To the best of Seller's knowledge, the interests of the members of Frisco City and D-GAS are as set forth in the respective operating agreements of Frisco City and D-GAS, except that Anbay, Ltd. is a successor in interest to Flahive Oil and Gas LLC, Monroe is a successor to Seller's interest in Frisco City and Claiborne is a successor to Hamilton Refining Company in D-GAS.

               3.1.6. CONDUCT IN COMPLIANCE. To the best of Seller's knowledge, Subsidiaries have conducted and are conducting their affairs in compliance with all applicable Laws of all Governmental Agencies. Seller is not aware of any failure of D-GAS in conducting its affairs in material compliance with all applicable Laws of all Governmental Agencies.

               3.1.7. LEGAL PROCEEDINGS. To the best of Seller's knowledge, there is no action, suit or claim by any person pending or, to the best of Seller's knowledge, threatened (i) to which any of Subsidiaries or D-GAS is a party, (ii) challenging or relating to the transactions contemplated by this Agreement, or (iii) asserting any right with respect to any of the Shares, except for that certain arbitration action referenced in Section 1.2.4.

               3.1.8. FINANCIAL STATEMENTS; ASSETS AND LIABILITIES. Seller has provided to Purchaser an unaudited balance sheet of each of Subsidiaries dated August 31, 1997, which is fairly stated in all material respects. D-GAS has provided Purchaser with an unaudited balance sheet as of August 31, 1997, which was prepared by Monroe in its capacity as controller of D-GAS solely upon information provided to it by Purchaser as Plant operator. In reliance on Purchaser's providing accurate, complete, and necessary financial information prepared in accordance with generally accepted accounting principles to Monroe, and with the exception of assets and liabilities relating in any manner to Dufour Petroleum, Inc. (including possible demurrage charges), Monroe is not aware that the August 31, 1997 balance sheet of D-GAS is misstated in any material respect. Capital stock and additional paid-in capital of Monroe and Claiborne include the respective book balances of investments, respectively, in Frisco City and D-GAS, at the time the respective capital stock of Monroe and Claiborne was issued, additional cash contributions from Tipperary on behalf of Monroe and Claiborne to fund additional contributions, as required, to Frisco City and D-GAS, capitalized expenses on Monroe's and Claiborne's books, and minor expense amounts. The respective deficit retained earnings balances of Monroe and Claiborne consist of the respective allocations of Frisco City and D-GAS losses based on the applicable sharing ratios, minor expense amounts and write-downs of the investments. To the best of Seller's knowledge, neither Monroe nor Claiborne are indebted to any third parties or to Seller in any amount pursuant to any loans or trade payables, and Monroe's and Claiborne's financial liabilities are such as may be owed or relating to the other members of Frisco City and D-GAS and to Frisco City and D-GAS, if any, and such taxes and fees as may be imposed on Monroe and Claiborne by Governmental Authorities. Except for extraordinary operational issues disclosed and discussed in meetings of members of Frisco City and in correspondence with Purchaser, Monroe and Claiborne have conducted their operations, for their own accounts and in their managerial capacities, in the ordinary course of business since the above balance sheet date.

               3.1.9. TAX MATTERS. Subsidiaries have duly and timely filed with all appropriate Governmental Authorities all tax returns, information returns, and reports and paid all taxes, assessments and other amounts associated therewith. There are no taxes attributable, in accordance with the accounting methods and practices of Seller and its subsidiaries, to periods up to and including the Closing, for which Purchaser or McAuley may be held liable which have not been or will not be paid by Seller. Neither Seller nor either of Subsidiaries is a party to, and Seller is not aware of, any pending or threatened action, suit, proceeding, or assessment relating to either of Subsidiaries for the collection of taxes by any Governmental Authorities, except for pending assessments by Monroe County, Alabama, of the corporate shares tax. Seller is not aware of any failures by D-GAS to duly and timely file with all appropriate Governmental Authorities all tax returns, information returns and reports. There are no tax sharing agreements among Seller and Subsidiaries.

               3.1.10. EMPLOYEES. Except for their respective officers, none of which have received any compensation from Subsidiaries and all of which have been, while officers of Subsidiaries, employed on a full time basis by Seller, neither of Subsidiaries has or has ever had any employees and neither has entered into any agreement or obligation to make any contribution to any "employee benefit plan" as such term is defined under the Employee Retirement and Income Security Act.

               3.1.11. NO BROKERAGE. Neither Seller nor either of Subsidiaries has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby, which could in any manner be payable by Purchaser or McAuley.

               3.1.12. OFFICERS AND DIRECTORS. Schedule 3.1.12 lists all current directors and officers of Monroe and Claiborne.

               3.1.13. SECURITY INTERESTS. The Security Interests were filed pursuant to Section 4 of the May 1996 Agreement, and neither Seller nor Monroe has since entered into any agreement or filed any document in the public records to further amend the Security Interests or impair the Security Interests.
Seller will file all assignments and statements necessary to assign the Security Interests as Purchaser may direct.

               3.1.14. ACCOUNTS AT FINANCIAL INSTITUTIONS. Neither Monroe nor Claiborne has any account or safe deposit box at any financial institution.

               3.1.15. BOOKS AND RECORDS. The books and records of Monroe and Claiborne, including organizational documents, have been maintained properly and in accordance with good business practices in view of the business operations and affairs of Subsidiaries being wholly-owned by Seller. Monroe, as controller of D-GAS, during the time it was controller, kept the books and records of D-GAS, as it related to controller duties, in accordance with good business practices in reliance upon information provided to it solely from the Purchaser as Plant operator.

               3.1.16. MONROE AS MANAGING MEMBER. Monroe is the Managing Member of Frisco City and, to the best of Seller's knowledge, no actions have been commenced or threatened to remove Monroe as Managing Member. Seller shall cooperate with any reasonable requests by Purchaser with respect to the execution or filing of any documents necessary, because of the sale of the shares of Monroe pursuant to this Agreement, to maintain Monroe as Managing Member of Frisco City and controller of D-GAS. Monroe is the controller of D-GAS and, to the best of Seller's knowledge, no actions have been commenced or threatened to remove Monroe as controller. To the best of Seller's knowledge, it is not aware of any contracts of Subsidiaries which have not been provided to Purchaser.

               3.1.17. KNOWLEDGE OF ENVIRONMENTAL ACTIONS. To the best of Seller's knowledge, there are no pending or threatened legal proceedings or notices of any governmental entities relating to hazardous materials liability regarding the D-GAS site or environmental laws relating to the D-GAS site.

          3.2. PURCHASER'S AND MCAULEY'S REPRESENTATIONS AND WARRANTIES. Purchaser and McAuley represent and warrant to Seller that:

               3.2.1. DUE ORGANIZATION; GOOD STANDING; POWER. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Oklahoma. Purchaser has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

               3.2.2. AUTHORIZATION AND VALIDITY OF DOCUMENTS. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by Purchaser and McAuley, and the consummation by Purchaser of the transactions contemplated hereby, has been duly and validly authorized by Purchaser and McAuley. This Agreement has been duly executed, acknowledged, sealed and delivered by Purchaser and McAuley and is a legal, valid, and binding obligation of Purchaser and McAuley, enforceable against them in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

               3.2.3. INVESTMENT INTENT. Except as set forth on Schedule 3.2.3, Purchaser is acquiring the Shares for investment only, for Purchaser's own account, and not with a view to, for offer for sale or for sale in connection with, the distribution or transfer thereof. The Shares are not being purchased for subdivision or fractionalization thereof; and neither Purchaser nor McAuley has any contract, undertaking, agreement or arrangement with any person to sell, hypothecate, pledge, donate or otherwise transfer (with or without consideration) to any such person any of the Shares which Purchaser is acquiring hereunder, and neither Purchaser nor McAuley has any present plans or intention to enter into any such contract, undertaking, agreement or arrangement.

               3.2.4. DUE DILIGENCE; AVAILABILITY OF FUNDS FOR PURCHASE PRICE. As of the date of this Agreement, Purchaser has completed its due diligence procedures, and neither Purchaser nor McAuley knows of any material contingency or condition which would prevent the Closing as provided herein. Purchaser has full legal right and access to funds equal to the Purchase Price necessary to consummate Purchaser's purchase of the Shares on the date set for the Closing, assuming the provisions of this Agreement are otherwise met and complied with.

               3.2.5. NO BROKERAGE. Neither Purchaser nor McAuley has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.

               3.2.6. AGREEMENT NOT IN CONFLICT. To the best of Purchaser's and McAuley's knowledge, the execution, acknowledgment, sealing, delivery, and performance of this Agreement by Purchaser and McAuley and the consummation of the transactions as provided by this Agreement will not (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute, ordinance, rule or regulation (collectively referred to as "Laws") of any government or any agency, bureau, commission or instrumentality of any government ("collectively referred to as "Governmental Authorities"), or (ii) any judgment, injunction or order of any court or Governmental Authorities by which Purchaser or McAuley is bound; (b) conflict with or result in the breach of any of Purchaser's or McAuley's obligations under, (i) any contract or agreement to which Purchaser or McAuley is a party or by which Purchaser or McAuley is bound, or (ii) any judgment, injunction or order of any court or Governmental Authorities by which Purchaser or McAuley is bound.

               3.2.7. CONDUCT IN COMPLIANCE. To the best of Purchaser's and McAuley' knowledge, Purchaser has conducted and is conducting its affairs in compliance with all applicable Laws of all Governmental Agencies.

               3.2.8. LEGAL PROCEEDINGS. To the best of Purchaser's and McAuley's knowledge, there is no action, suit or claim by any person pending or, to the best of Purchaser's knowledge, threatened (i) to which Purchaser is a party, (ii) challenging or relating to the transactions contemplated by this Agreement, or (iii) asserting any right with respect to any of the Shares, except for that certain arbitration action referenced in Section 1.2.4.

     4. COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          4.1. GENERAL. Each of the Parties will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth herein).

          4.2. ORDINARY COURSE OF BUSINESS. Seller will not cause or permit Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business of Subsidiaries except with respect to Seller's contemplated sale of the Shares. Without limiting the generality of the foregoing, the Seller will not cause or permit Subsidiaries to
(i) issue or enter into any agreement to issue any additional or other securities of Subsidiaries, (ii) declare, set aside, or pay any dividend or make any distribution with respect to its equity securities or redeem, purchase, or otherwise acquire any of its equity securities, or (iii) pay or incur payables outside the Ordinary Course of Business. For purposes of this Agreement, "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice.

          4.3. NOTICE OF DEVELOPMENTS. Each party hereto agrees to give prompt written notice to the other parties of any breach, by such party or another party, of any representations or warranties herein or any breach of any other provision of this Agreement by such party or another party, or of any development, occurrence or circumstance which would cause any representations or warranties of any party to be untrue. The duty to give notice under this
Section 4.3 shall arise whenever a party has knowledge of such a breach, development, occurrence or circumstance or has reasonable grounds to believe that such a breach, development, occurrence or circumstance exists or has occurred.

     5. CONDITIONS TO CLOSING. The following shall be conditions precedent to the respective or mutual performance of the parties, as the case may be:

          5.1. SATISFACTION OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties shall be met and fulfilled in all material respects.

     6.   INDEMNIFICATION.

          6.1. INDEMNIFICATION BY SELLER. Seller shall defend, indemnify and hold harmless Purchaser, its officers, directors and employees, from and against any and all claims, liabilities, losses, costs and expenses (including reasonable attorneys fees and costs) arising out of, resulting from, or in connection with any misrepresentation, omission or breach by Seller of any representation or warranty contained in this Agreement.

          6.2. INDEMNIFICATION BY PURCHASER AND MCAULEY. Purchaser and McAuley, jointly and severally, shall defend, indemnify and hold harmless Seller, its officers, directors and employees, from and against any and all claims, liabilities, losses, costs and expenses (including reasonable attorneys fees and costs) arising out of, resulting from, or in connection with any misrepresentation, omission or breach by Purchaser or McAuley of any representation or warranty contained in this Agreement.

     7.   MISCELLANEOUS.

          7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. All of the representations, warranties and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or in connection with the Closing) shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

          7.2. FAIR MEANING. The parties acknowledge that this Agreement is the product of arms-length negotiations among persons with substantially equal bargaining power and shall not be construed against the party which accepts primary responsibility for drafting this Agreement. The language in this Agreement shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against any party.

          7.3. NOTICES. All notices, requests, demands, consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy or other reasonable verification of delivery, or (b) by certified or registered United States mail, return receipt requested, postage prepaid, to the following addresses:

               (i)  If to Seller:

                    Tipperary Corporation
                      attn:  David L Bradshaw, President
                    633 Seventeenth Street, Suite 1550
                    Denver, Colorado 80202
                         with a copy to:
                         Nathan D. Simmons, Esquire
                         Jones & Keller, P.C.
                         1625 Broadway, Suite 1600
                         Denver, Colorado 80202

            (iii)   If to Purchaser or McAuley:

                    Milmac Operating Company
                    James A. McAuley, President
                    1125 East Loop 289
                    Lubbock, Texas 79403

                         with a copy to:
                         Craig A. Umbaugh, Esq.
                         Hogan & Hartson L.L.P.
                         1200 Seventeenth Street, Suite 1500
                         Denver, Colorado 80202

or to such other address of which written notice in accordance with this Section
7.3 shall have been provided by such party. Notices may be given only in the manner hereinabove described in this Section 7.3 and shall be deemed received upon delivery or three business days following the deposit of the notice in the United States mail as provided above.

          7.4. ENTIRE AGREEMENT. This Agreement constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof, including the provisions of any prior agreements for the resolution of any disputes among the parties hereto relating in any respect to the subject matter hereof, including the Shares and any interests in Frisco City or D-GAS.

          7.5. ASSIGNABILITY. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

          7.6. BINDING EFFECT; BENEFIT. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each other person who is indemnified under any provision of this Agreement, and their respective heirs, personal and legal representatives, guardians, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations, or liabilities.

          7.7. AMENDMENT; WAIVER. No provision of this Agreement may be amended, waived, or otherwise modified without the prior written consent of all of the parties hereto. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

          7.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of signatures, including facsimile copies, shall have the same force and effect as original signatures.

          7.10. APPLICABLE LAW; JURISDICTION AND VENUE; SERVICE OF PROCESS. This Agreement shall be deemed to have been made in the State of Colorado; the parties agree that Colorado has the most significant relationship to this Agreement; and this Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Colorado. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement shall be submitted to the in personam jurisdiction of the courts of the State of Colorado or the Federal Courts in the District of Colorado, and venue for all such suits, proceedings and other actions shall be in Denver, Colorado. The parties hereby waive any claim against or objection to in personam jurisdiction and venue in the Federal or state courts in Denver, Colorado.

          7.11. ATTORNEYS' FEES. In the event of a dispute among the parties that results in litigation, the prevailing party shall be entitled to an award of attorneys fees and costs.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.


SELLER:                                 PURCHASER:

TIPPERARY CORPORATION                   MILMAC OPERATING COMPANY


By: s/b David L. Bradshaw               By: s/b James A. McAuley
    ---------------------------             -----------------------------------
    David L. Bradshaw President             James A. McAuley, President


                                        S/b James A. McAuley
                                        ---------------------------------------
                                        James A. McAuley, Individually

                                   SCHEDULE 3.1.12

                                OFFICERS AND DIRECTORS
                                   (Name and Title)

Name                     Monroe                   Claiborne
----                     ------                   ---------

David L. Bradshaw        President, Director      President, Director

Paul C. Slevin Secretary-Treasurer, Director Secretary-Treasurer, Director